CONSENT OF INDEPENDENT REGSITERED PUBLIC ACCOUNTING FIRM
We have issued our report dated April 10, 2009, with respect to the financial statements and supplemental schedules contained in the 2008 Annual Report of the Resource America, Inc. Investment Savings Plan on Form 11-K for the year ended September 30, 2008, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement.
/s/ GRANT THORNTON LLP
Cleveland, Ohio
April 10, 2009